FLIR Systems Announces Third Quarter 2015 Financial Results

Constant Currency Revenue Growth of 6% and as Reported EPS Growth of 41% Over the Prior Year

WILSONVILLE, OR -- (Marketwired - October 28, 2015) - FLIR Systems, Inc. (NASDAQ: FLIR) today announced financial results for the third quarter ended September 30, 2015. Revenue was $381.9 million, up 2% compared to third quarter 2014 revenue of $375.4 million. On a constant-currency basis, revenue for the third quarter was up 6% compared to the prior year, as foreign currency exchange fluctuations negatively impacted revenue by approximately $14 million. Operating income in the third quarter was $76 million, compared to $70 million in the third quarter of 2014. Operating income was impacted by pretax charges related to previously-announced restructuring initiatives of $0.3 million in the third quarter of 2015 and $4.1 million in the third quarter of 2014.

Third quarter 2015 net income was $73.1 million, or $0.52 per diluted share, compared with net income of $52.9 million, or $0.37 per diluted share in the third quarter a year ago. Net income for the third quarter of 2015 included a discrete tax benefit of $17.4 million, or approximately $0.12 per diluted share, related to the release of a previously recorded tax reserve. Cash provided by operations in the third quarter of 2015 was $73.6 million, an increase of 123% compared to the prior year.

The Surveillance segment contributed $131.6 million of revenue during the third quarter, increasing 5% over the prior year. The Instruments segment had $74.8 million of revenue, down 9% from the prior year, and was negatively impacted by foreign currency exchange fluctuations by approximately $6 million, resulting in a 3% decline on a constant currency basis. FLIR's OEM & Emerging Markets segment recorded revenue of $51.4 million in the third quarter, up 3% over the prior year. Revenue from the Maritime segment was $38.9 million, down 13% from the third quarter of 2014, and was negatively impacted by foreign currency exchange fluctuations by approximately $4 million, resulting in a 4% decline on a constant currency basis. Security segment revenue was $59.3 million, an increase of 22% over the third quarter results last year. The Detection segment contributed $25.8 million of revenue, an increase of 7% from the prior year.

FLIR's backlog of firm orders for delivery within the next twelve months was approximately $568 million as of September 30, 2015, an increase of $31 million, or 6%, during the quarter and a decrease of $12 million, or 2%, from the third quarter of 2014.

"In the third quarter we saw constant currency revenue growth of 6%, improved our operating profitability, significantly improved our cash flow, and introduced several new market-defining products, however, the global economic environment created a headwind for our overall performance," said Andy Teich, President and CEO of FLIR. "Our proven ability to advance our sensing technologies, rapidly develop new products, and address new market opportunities enables our mission of being the 'World's Sixth Sense.' We have confidence in our ability to create long-term shareholder value given our focus on innovation, product differentiation, and market positioning."

Revenue and Earnings Outlook for 2015

Based on financial results for the first nine months of 2015 and the outlook for the remainder of the year, FLIR now expects revenue for the full year 2015 to be in the range of $1.52 billion to $1.57 billion and net earnings, excluding restructuring charges and the third quarter discrete tax benefit described above, to be in the range of $1.55 to $1.60 per diluted share. Including the impact of the third quarter discrete tax benefit and an estimated $12 million after-tax gain in the fourth quarter on an investment, net earnings is expected to be in the range of $1.76 to $1.81 per diluted share.

Dividend Declaration

FLIR's Board of Directors has declared a quarterly cash dividend of $0.11 per share on FLIR common stock, payable December 4, 2015, to shareholders of record as of close of business on November 20, 2015.

Conference Call

FLIR has scheduled a conference call at 11:00 a.m. ET (8:00 a.m. PT) today to discuss its results for the quarter. A simultaneous webcast of the conference call and the accompanying summary presentation may be accessed online from a link in the Events section of www.FLIR.com/investor. A replay will be available after 1:00 p.m. ET (10:00 a.m. PT) at this same internet address. Summary third quarter and historical financial data may be accessed online from the Financial Info Database link under the Financials & Filings section at www.FLIR.com/investor.

About FLIR Systems

FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. FLIR's advanced systems and components are used for a wide variety of thermal imaging, situational awareness, and security applications, including airborne and ground-based surveillance, condition monitoring, navigation, recreation, research and development, manufacturing process control, search and rescue, drug interdiction, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) threat detection. For more information, visit FLIR's web site at www.FLIR.com.

Forward-Looking Statements

The statements in this release by Andy Teich and the statements in the section captioned "Revenue and Earnings Outlook for 2015" above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates, and projections about FLIR's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for FLIR's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, FLIR's continuing compliance with U.S. export control laws and regulations, the timely receipt of any required export licenses, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the continuing eligibility of FLIR to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in FLIR's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or internet service providers.

                             FLIR SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF INCOME
            (In thousands, except per share amounts)(Unaudited)

                               Three Months Ended       Nine Months Ended
                                  September 30,           September 30,
                             ----------------------  ----------------------
                                2015        2014        2015        2014
                             ----------  ----------  ----------  ----------

Revenue                      $  381,928  $  375,366  $1,119,420  $1,096,288
Cost of goods sold              201,189     190,980     573,169     560,652
                             ----------  ----------  ----------  ----------
    Gross profit                180,739     184,386     546,251     535,636

Operating expenses:
  Research and development       31,050      34,022     100,898     106,655
  Selling, general and
   administrative                73,380      76,295     231,991     241,737
  Restructuring expenses            327       4,060       1,095      15,420
                             ----------  ----------  ----------  ----------
    Total operating expenses    104,757     114,377     333,984     363,812

    Earnings from operations     75,982      70,009     212,267     171,824

Interest expense                  3,670       3,663      10,689      11,000
Interest income                    (319)       (398)       (861)       (934)
Other expense (income), net       1,455      (3,719)      1,775      (4,987)
                             ----------  ----------  ----------  ----------

    Earnings before income
     taxes                       71,176      70,463     200,664     166,745

Income tax (benefit)
 provision                       (1,896)     17,606      29,182      39,236
                             ----------  ----------  ----------  ----------

    Net earnings             $   73,072  $   52,857  $  171,482  $  127,509
                             ==========  ==========  ==========  ==========

Earnings per share:
  Basic                      $     0.52  $     0.37  $     1.23  $     0.90
                             ==========  ==========  ==========  ==========
  Diluted                    $     0.52  $     0.37  $     1.21  $     0.89
                             ==========  ==========  ==========  ==========

Weighted average shares
 outstanding:
  Basic                         139,596     141,433     139,808     141,315
                             ==========  ==========  ==========  ==========
  Diluted                       140,525     143,413     141,262     143,756
                             ==========  ==========  ==========  ==========

                             FLIR SYSTEMS, INC.
                         CONSOLIDATED BALANCE SHEETS
                          (In thousands)(Unaudited)

                                                September 30,  December 31,
                                                    2015           2014
                                               -------------- --------------
                    ASSETS

Current assets:
  Cash and cash equivalents                    $      525,376 $      531,374
  Accounts receivable, net                            304,270        354,658
  Inventories                                         387,113        320,605
  Prepaid expenses and other current assets            90,957         93,691
  Deferred income taxes, net                           38,484         38,873
                                               -------------- --------------
    Total current assets                            1,346,200      1,339,201

Property and equipment, net                           269,724        247,094
Deferred income taxes, net                             20,521         19,941
Goodwill                                              541,971        553,335
Intangible assets, net                                118,418        133,212
Other assets                                           57,969         61,240
                                               -------------- --------------
                                               $    2,354,803 $    2,354,023
                                               ============== ==============

     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                             $      125,739 $       98,173
  Deferred revenue                                     27,394         27,878
  Accrued payroll and related liabilities              55,713         62,065
  Accrued expenses                                     38,516         51,810
  Accrued income taxes                                      -          4,586
  Other current liabilities                            51,521         50,045
  Current portion long-term debt                       15,000         15,000
                                               -------------- --------------
    Total current liabilities                         313,883        309,557

Long-term debt                                        347,080        357,986
Deferred income taxes                                   1,012         13,905
Accrued income taxes                                   11,255         11,096
Other long-term liabilities                            56,715         51,706

Commitments and contingencies

Shareholders' equity                                1,624,858      1,609,773
                                               -------------- --------------
                                               $    2,354,803 $    2,354,023
                                               ============== ==============

                             FLIR SYSTEMS, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (In thousands) (Unaudited)

                                  Three Months Ended     Nine Months Ended
                                     September 30,         September 30,
                                 --------------------  --------------------
                                    2015       2014       2015       2014
                                 ---------  ---------  ---------  ---------

Cash flows from operating
 activities:
  Net earnings                   $  73,072  $  52,857  $ 171,482  $ 127,509
  Income items not affecting
   cash:
    Depreciation and
     amortization                   11,854     13,572     36,465     44,278
    Deferred income taxes          (17,380)        56    (17,238)       971
    Stock-based compensation
     arrangements                    6,511      6,803     19,449     24,006
  Gain on sale of certain optics
   assets                                -     (4,129)         -     (4,129)
  Other non-cash items               5,169      6,840      4,346      3,241
  Changes in operating assets
   and liabilities                  (5,606)   (43,013)   (17,025)   (32,476)
                                 ---------  ---------  ---------  ---------
Cash provided by operating
 activities                         73,620     32,986    197,479    163,400
                                 ---------  ---------  ---------  ---------

Cash flows from investing
 activities:
  Additions to property and
   equipment, net                  (19,363)   (15,100)   (50,116)   (40,928)
  Proceeds from sale of certain
   optics assets                         -     12,000          -     12,000
                                 ---------  ---------  ---------  ---------
Cash used by investing
 activities                        (19,363)    (3,100)   (50,116)   (28,928)
                                 ---------  ---------  ---------  ---------

Cash flows from financing
 activities:
  Repayments of long term debt      (3,750)    (3,750)   (11,250)   (11,250)
  Repurchase of common stock       (61,955)   (33,621)   (93,381)   (76,624)
  Dividends paid                   (15,419)   (14,166)   (46,193)   (42,410)
  Proceeds from shares issued
   pursuant to stock-based
   compensation plans                1,552      5,199     21,188     34,168
  Excess tax benefit of stock
   options exercised                   175      1,147      4,216      7,705
  Other financing activities            (2)       (21)       (10)       (36)
                                 ---------  ---------  ---------  ---------
Cash used by financing
 activities                        (79,399)   (45,212)  (125,430)   (88,447)
                                 ---------  ---------  ---------  ---------

Effect of exchange rate changes
 on cash                            (9,672)   (21,374)   (27,931)   (23,128)
                                 ---------  ---------  ---------  ---------

Net (decrease) increase in cash
 and cash equivalents              (34,814)   (36,700)    (5,998)    22,897
Cash and cash equivalents:
  Beginning of period              560,190    602,073    531,374    542,476
                                 ---------  ---------  ---------  ---------
  End of period                  $ 525,376  $ 565,373  $ 525,376  $ 565,373
                                 =========  =========  =========  =========

                             FLIR SYSTEMS, INC.
              REVENUE AND EARNINGS FROM OPERATIONS BY SEGMENT
                         (In thousands) (Unaudited)

                               Three Months Ended       Nine Months Ended
                                  September 30,           September 30,
                             ----------------------  ----------------------
                                2015        2014        2015        2014
                             ----------  ----------  ----------  ----------
REVENUE
  Surveillance               $  131,598  $  125,343  $  352,312  $  362,073
  Instruments                    74,796      82,561     248,877     250,583
  OEM and Emerging Markets       51,448      49,888     137,568     148,927
  Maritime                       38,920      44,728     141,922     152,533
  Security                       59,331      48,648     158,185     122,692
  Detection                      25,835      24,198      80,556      59,480
                             ----------  ----------  ----------  ----------
                             $  381,928  $  375,366  $1,119,420  $1,096,288
                             ==========  ==========  ==========  ==========

EARNINGS (LOSS) FROM
 OPERATIONS
  Surveillance               $   39,918  $   33,393  $   96,464  $   79,293
  Instruments                    21,555      23,191      77,959      64,678
  OEM and Emerging Markets       14,233      12,798      33,507      35,518
  Maritime                        1,848       4,614      13,058      23,159
  Security                        7,222       6,988      18,911      14,560
  Detection                       5,290       4,167      17,349       5,519
  Other                         (14,084)    (15,142)    (44,981)    (50,903)
                             ----------  ----------  ----------  ----------
                             $   75,982  $   70,009  $  212,267  $  171,824
                             ==========  ==========  ==========  ==========

Investor Relations
Shane Harrison
503-498-3547
shane.harrison@flir.com